Exhibit 10.5



                                LICENCE AGREEMENT

This Agreement is made the 29 day of October 2001

BETWEEN

BISHOP STEERING TECHNOLOGY LIMITED (ABN 99 002 954 690) of 10 Waterloo Road, North Ryde, New South Wales, 2113 Australia

AND JINGZHOU HENGLONG AUTOMOTIVE PARTS of Henglong Road, Yuqiao Exploration District, Jingzhou, Hubei Province, China



RECITALS

A. Bishop possesses rights to certain patents, patent applications, and Confidential Information relating to Licensed Products.

B. Licensee has requested a non-exclusive licence from Bishop to use the Confidential Information and Licensed Patents for the purposes of the manufacture and sale of the Licensed Products.

C.   Bishop has agreed to grant such a licence upon the following terms.

AGREEMENTS

1.   INTERPRETATION

1.1 In this Agreement and in the recitals to this Agreement except where the context otherwise requires:

     1.1.1 "Bishop" means Bishop Steering Technology Ltd and includes its successors and assigns.

     1.1.2 "Confidential Information" means all information relating to Bishop, its business, products, customers or suppliers, the design, manufacture, installation and operation of the Licensed Products (whether or not the patents in respect of those Licensed Products are current or expired) and to systems, apparatus, methods and processes for the manufacture of such Licensed Products (whether or not embodied in documentary or other physical form), including, but not limited to, patent applications; product and machine designs; manufacturing or assembly drawings; prototypes; CAD, CAM and other computer software for use in the design or manufacture of the Licensed Products; parts lists; technical reports; operation and maintenance manuals; material specifications and materials treatment procedures; tooling design specifications; manufacturing, inspecting, quality control and testing procedures; and know how relating to the design and manufacture of the Licensed Products, other than information which:

               a.   was  and  can be  demonstrated  to have  been,  lawfully  in
                    Licensee's   possession  or  known  to  Licensee   prior  to
                    disclosure by Bishop; or

               b. is or comes into the public domain otherwise than through any act of the Licensee or through any disclosure by any person acquiring the same from the Licensee; or

               c. is disclosed to the Licensee by a third party having no obligations of confidence to Bishop in respect thereof, and has not been disclosed to that third party in consequence of a breach of confidence.

               A reference in this clause to "Bishop" shall be deemed to include a reference to each company related, now or in the future, to Bishop.

     1.1.3 "Effective Date" means the date specified in Item 1 of the Schedule.


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     1.1.4     "Improvements"  means  all new or  improved  designs  or  models, developments, enhancements or derivatives relating to steering gear incorporating or capable of being used in respect of the Licensed Products or Licensed Patents, whether patentable or not, which would make the Licensed Products or such steering gear cheaper, more effective, more useful or more valuable, or would in any other way render the Licensed Products or such steering gear preferable in commerce.

     1.1.5 "Labour Rate" means the rate specified in Item 4 of the Schedule per hour for each representative of Bishop referred to in this Agreement. The labour rate shall be revised upon or after each and every anniversary of the Effective Date in accordance with the calculation specified in Item 7 of the Schedule and shall be effective immediately following such anniversary.

     1.1.6 "Licensee" means JINGZHOU HENGLONG AUTOMOTIVE PARTS and includes its successors and permitted assigns.

     1.1.7 "Licensed Manufacturing Territory" means the territory described in Part 1 of Item 2 of the Schedule.

     1.1.8 "Licensed Patents" means each patent or patent application now or to be included or deemed to be included in Item 3 of the Schedule and continuations, divisions or reissues of those patents and patent applications.

     1.1.9 "Licensed Products" means roll imprinted (symmetrical and asymmetrical non-ATS) components for hydraulic power steering valves, falling within the scope of one or more of the claims of one or more of the Licensed Patents or made by apparatus, methods, machines or processes falling within the scope of one or more of the claims of one or more of the Licensed Patents, whether or not the Licensed Patents or any of them are still current.

     1.1.10    "Licensed Sales  Territory"  means those  countries  described in
               Part 2 of Item 2 of the Schedule.

     1.1.11 "Trade Mark" means the trade mark "Bishop" and any other trade marks of Bishop that Bishop may from time to time agree are to be covered by this Agreement.

1.2 A company shall be deemed to be related to another company if the first company is:-

     1.2.1     the holding company of the other company; or

     1.2.2 a subsidiary of the other company or deemed to be a subsidiary of the other company by operation of any applicable legislation; or

     1.2.3 a subsidiary of the holding company or ultimate holding company of the other company or deemed to be a subsidiary of the holding company or ultimate holding company of the other company by operation of any applicable legislation.

1.3 A reference to a singular number shall be deemed to include a reference to a plural number and vice versa.

1.4 A reference to one gender shall be deemed to include a reference to the other genders and each of them.

1.5 A reference to a person shall be deemed to include a reference to a body corporate or other legal entity, partnership or other unincorporated association, and to a government.

1.6 A reference to any legislation includes any regulation or instrument made under it and where amended, re-enacted or replaced means that amended, re-enacted or replacement legislation.

1.7 The Schedule and any annexures to this Agreement form part of and are deemed to be incorporated into this Agreement.


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2.   LICENCE

2.1 Bishop grants to Licensee a non-exclusive, non-transferable licence to use the Licensed Patents and Confidential Information relating to the Licensed Products to:

     2.1.1     Manufacture  Licensed  Products  in  the  Licensed  Manufacturing
               Territory;

     2.1.2     Sell the Licensed Products in the Licensed Sales Territory; and

     2.1.3 Sell assembled hydraulic power steering gears incorporating Licensed Products outside the Licensed Sales Territory.

2.2 No licence, either express or implied, is granted by Bishop to Licensee hereunder with respect to any patent, copyright, trade secret, Confidential Information or know-how except as specifically stated in this Agreement.

3.   TRADE MARK

3.1 Bishop grants to Licensee a non-exclusive licence to use the Trade Mark in the Licensed Manufacturing Territory and in the Licensed Sales Territory in respect of Licensed Products for the term of this Agreement.

3.2  Licensee must:

     3.2.1 Include on a nameplate attached to each Licensed Product the following words or such other words, to the same effect, as Bishop may from time to time approve:

              "Incorporates technology licensed from Bishop Steering Technology
               Ltd";

     3.2.2 Use the Trade Mark on all Licensed Products manufactured or sold by it, and ensure that the following words (or such other words, to the same effect, as Bishop may from time to time specify or approve) clearly and legibly appear near the Trade Mark:

               a.   Where the Trade Mark is registered:

                    "(R) Registered Trade Mark - Used under licence from the proprietor, Bishop Steering Technology Ltd."

               b.   Where the Trade Mark is not registered:

                    "TM Trade Mark used under licence from the proprietor, Bishop Steering Technology Ltd."

     3.2.3 Comply with and observe all rules, directives, standards, specifications and instructions made, issued or laid down by Bishop regarding the use of the Trade Mark and the marketing and labelling of the Licensed Products;

     3.2.4 Only use the Trade Mark in the depictions approved by Bishop and only in respect of the Licensed Products.


3.3  Licensee must not, whether during or after this Agreement:

     3.3.1 Represent in any way that it owns the Trade Mark or is entitled to use the Trade Mark otherwise than as a licensee of Bishop;

     3.3.2 Do anything calculated or likely to disparage or damage the goodwill, reputation or industrial or intellectual property of Bishop in the Trade Mark;


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     3.3.3     Use the Trade Mark in respect of any goods or services other than the Licensed Products;

     3.3.4 Apply for or seek to register the Trade Mark in its own name in any country; or

     3.3.5     Attack or contest the rights of Bishop in and to the Trade Mark.

3.4 If requested by Bishop, Licensee must execute all such documents and do all such acts and things as may be necessary for Licensee to be entered as a registered or authorised user of the Trade Mark in any country.

3.5 Licensee acknowledges the exclusive ownership by Bishop of the Trade Mark and all goodwill in the Trade Mark.

4.   PATENT PROVISIONS

4.1 Licensee must place on all Licensed Products manufactured or sold by it the appropriate patent number of each Licensed Patent (if any) applying to the Licensed Product in the Licensed Sales Territory and the Licensed Manufacturing Territory, or in the case of a patent application, the words "Patent Pending" or such other words, to the same effect, as Bishop may from time to time stipulate.

4.2 Bishop may without being obliged to do so, submit to Licensee a copy of the patent specification of any patent application in respect of any new invention filed after the Effective Date by Bishop which relates to Licensed Patents.

4.3 Licensee may, within 5 months from the receipt of the copy of any patent specification submitted under Clause 4.2, request Bishop to include the application (if filed in the Licensed Manufacturing Territory) as a Licensed Patent under this Agreement or to file a corresponding patent application in the Licensed Manufacturing Territory and to then include the application as a Licensed Patent under this Agreement. If the parties agree in writing as to the additional terms to apply to such filing and/or inclusion and to the licensing of the patent pursuant to this Agreement:

     4.3.1 Bishop will file the application (if not already filed in the Licensed Manufacturing Territory);

     4.3.2 The application shall be deemed to have been automatically included in the appropriate part of Item 3 of the Schedule; and

     4.3.3 This Agreement shall be deemed to be amended by the additional terms agreed.

4.4 Bishop warrants that as of the Effective Date and to the best of its knowledge and belief there are no material facts known to it which it believes affect the validity of any of the Licensed Patents. Except for the foregoing, Bishop does not make any representation to Licensee regarding the scope or enforceability of the Licensed Patents and it does not warrant that any Licensed Products manufactured or sold under this Agreement will not infringe patents or intellectual property rights of others.

5.   IMPROVEMENTS

5.1 Licensee will fully and promptly disclose to Bishop all Improvements developed by or for Licensee.

5.2 Licensee hereby assigns to Bishop all its right, title and interest in and to all Improvements upon their creation. Bishop grants to the Licensee a non-exclusive perpetual royalty free licence to use those Improvements.


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6.   CONFIDENTIAL INFORMATION

6.1 Bishop shall use its best efforts to provide Licensee with accurate Confidential Information relating to the Licensed Products but makes no warranty and shall have no liability to Licensee with respect to the Confidential Information or the Licensed Products or the use thereof.

6.2 Licensee must keep secret and confidential the Confidential Information and must not at any time whether during the currency of this Agreement or after its expiration or termination without the prior written consent of Bishop disclose, divulge, make known, or in any way communicate, to any person in any part of the world, or permit or allow any of its employees or agents to disclose, divulge, make known or in any way communicate to any person in any part of the world, any of the Confidential Information, other than to Licensee's own employees, sub-contractors or consultants who need to know the Confidential Information for the strictly limited purpose of enabling Licensee to exercise its rights or perform its obligations under this Agreement.

6.3 Licensee acknowledges that the Confidential Information is and will be disclosed to it on the express condition that it be used only for the limited and specific purpose of Licensee exercising its rights and performing its obligations under this Agreement and Licensee will not otherwise use or attempt to use any of the Confidential Information for its own advantage or gain directly or indirectly.

6.4 Licensee must not use or attempt to use any of the Confidential Information in any manner which may cause or be calculated to cause injury or loss to Bishop or any company related to Bishop.

6.5 Licensee must not copy the Confidential Information or allow it to be copied in whole or in part without the prior written consent of Bishop.

6.6 Licensee shall take or cause to be taken such reasonable precautions as may be necessary to maintain the secrecy and confidentiality of the Confidential Information and to prevent its disclosure, including ensuring that each employee, sub-contractor or consultant of Licensee who comes into possession of the Confidential Information or any part of it enters into a confidentiality agreement in favour of Bishop binding the employee, sub-contractor or consultant to keep the Confidential Information secret and confidential, in terms substantially the same as the provisions of Clauses 6.2, 6.3, 6.4, 6.5, 6.6, and 6.7.

6.7 Subject only to Clauses 14.3 and 14.4, Licensee will immediately upon demand, either deliver up to Bishop or destroy (and certify to Bishop the proper destruction of) all material (whether documents, microfilm, magnetic tape, cassette or disk, computer software, laser disk, or any other medium of storing or recording information) comprising or containing any of the Confidential Information, including any and all copies in whole or in part thereof and any material on which Licensee has itself recorded or stored in any form the Confidential Information or any part of it.

6.8 Nothing in Clauses 6.2 to 6.7 will prevent the disclosure of information that is required to be disclosed in order to comply with any applicable law or legally binding order of any court, government, semi-government authority or administrative or judicial body, provided that Licensee:

     6.8.1 informs Bishop in writing, with as much advance notice as possible, of the proposed disclosure, giving full details of the circumstances of the proposed disclosure and of the relevant information to be disclosed;

     6.8.2 gives Bishop a reasonable opportunity to challenge the proposed disclosure in a court of law or other appropriate body;

     6.8.3 furnishes only that portion of the Confidential Information which it is advised by written opinion of its legal counsel is legally required to be disclosed; and

     6.8.4 exercises its best efforts to obtain reliable assurances that confidential treatment will be accorded to the Confidential Information.


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 7.  TECHNICAL ASSISTANCE & TRAINING

 7.1 In consideration  for the annual  technology  assistance fee referred to in
     8.1 below, Bishop will provide the following goods and services to Licensee during the year following the Effective Date or anniversary of the Effective Date on which the fee is paid or payable:

     7.1.1     technical assistance;

     7.1.2     engineering   samples  of  Bishop   steering   technologies   for
               evaluation purposes;

     7.1.3 machine spares for Bishop-designed and manufactured machines for the manufacture of Licensed Products; and

     7.1.4     on site support, training and maintenance,

     Provided that the cost of such goods and services in any one such year does not exceed the fee specified in Item 6 of the Schedule.

     Bishop will invoice Licensee monthly for such goods and services, and will indicate in each invoice the cumulative total of such invoices for the year, as compared with the technology assistance fee paid by Licensee for that year.

     If Licensee requires any engineering samples or machine spares as referred to in 7.1.2 and 7.1.3, it must place a written order for them on Bishop. Bishop will give Licensee a written quotation for the supply of the samples or spares. If Licensee does not accept that quotation, Bishop will not be obliged to supply the samples or spares.

     The cost of such goods and services will be calculated as follows:

     7.1.5 the cost of the technical assistance, on site support, maintenance and training referred to in 7.1.1 and 7.1.4 respectively will be calculated on the basis of the Labour Rate and the cost to Bishop of the materials used, and will exclude any costs and expenses as referred to in 7.4, 7.5 and 7.6 below;

     7.1.6 the cost of any engineering samples and machine spares supplied by Bishop, as referred to in 7.1.2 and 7.1.3 respectively, will be the amount quoted by Bishop in the quotation for the samples or spares as the case may be (calculated on the basis of the Labour Rate, Bishop's then current prices for the goods in question, and the cost to Bishop of the materials used in any one such year), which has been accepted by Licensee, with or without amendments agreed between Bishop and Licensee.

7.2 If Bishop agrees to supply Licensee in any one year of this Agreement with goods and/or services as referred to in Clause 7.1 which exceed in total value the fee specified in Item 6 of the Schedule, Licensee will pay Bishop for such excess (on the valuation basis referred to in Clause 7.1) within 30 days of invoice.

7.3 Licensee may carry over up to 50% of the unused balance of any single years technical assistance fee up to a maximum of A$50,000.00. This unused balance will be deemed to be added to the amount specified in Item 6 in respect of the subsequent years and to have been paid by licensee. Any unused balance from any one year is limited to the following year only.

7.4 Bishop undertakes to accept visits from Licensee's representatives for the purpose of providing technical assistance and training. Such visits shall be subject to mutually acceptable arrangements and timing and in accordance with Bishop's current work load and commitments. All reasonable travel, accommodation, labour and other costs incurred by Bishop shall be at Licensee's expense. All labour costs by Bishop (calculated on the basis of the Labour Rate) shall be fully reimbursed by Henglong.



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7.5  Visits by Bishop's  representatives to Licensee's factories for the purpose of providing technical assistance and training shall be subject to mutually acceptable arrangements and timing and in accordance with Bishop's current
     work  load  and   commitments.   All  reasonable   business  class  travel,
     accommodation and other out-of-pocket expenses incurred by Bishop shall be fully reimbursed by Licensee.

7.6 If and when Licensee requests Bishop to do work in relation to any new development or project then Bishop agrees to submit a proposal outlining the terms Bishop would be prepared to offer for doing such work. If Licensee accepts the Bishop proposal, it will issue Bishop with an appropriate purchase order.

7.7 If Bishop, upon the request of Licensee, agrees to provide information pertaining to Licensed Products which is not available to Bishop at the date of the request and which has to be specially prepared by Bishop, Licensee shall promptly reimburse Bishop for all costs which it incurs in preparing such information for Licensee.

8.   COMPENSATION, RECORDS & REPORTS

8.1  In  consideration  of the licence  granted  pursuant to this  Agreement  by
     Bishop  to   Licensee,   Licensee   shall  pay  to  Bishop  the   following
     non-refundable amounts:

     8.1.1 For each Licensed Product manufactured by Licensee the royalty specified in Item 5 of the Schedule.

     7.1.2 An annual technical assistance fee, being as specified in Item 6 of the Schedule for each and every year of the term of this Agreement, and pro rata for any part of a year to the date of expiration or termination of this Agreement. Licensee will pay this fee 3 days after the Effective Date and then within 30 days of each and every anniversary of the Effective Date, regardless of the amount of goods and/or services provided by Bishop under Clause 7.1 in the previous year. Licensee will open a irrevocable Letter of Credit equal to the value of the technical assistance fee for Year 2 to Year 5 inclusive with reputable bank.

8.2 The royalty rates specified in Items 5 of the Schedule shall be revised upon or as soon as practicable after each and every anniversary of the Effective Date in accordance with the calculation in Item 7 of the Schedule and such revised royalty shall be effective from and including the next quarter immediately following such anniversary.

8.3 Royalties for each calendar quarter (or part in the case of a period at the beginning or end of this Agreement being less than a calendar quarter) are payable, unless otherwise agreed between Licensee and Bishop, by the 15th day of the second month following the end of such quarter (15th of February, May, August and November). All royalty payments are to be paid in Australian Dollars [at the official rate (buying rate) prevailing at the Licensee's bank in the Licensed Manufacturing Territory on the due dates for remittance].

8.4  Each royalty payment shall be accompanied by a report showing:

     8.4.1 For each calendar quarter, the number of Licensed Products manufactured in that quarter by Licensed Product type identification number, vehicle make, model and all other details necessary or reasonably requested by Bishop for calculating the amounts payable to Bishop;

     8.4.2 If requested by Bishop from time to time, forward orders and projected sales of Licensee's vehicles incorporating Licensed Products for the 10 years following the calendar quarter.

8.5 Licensee will advise Bishop immediately it decides to cease production of a model incorporating a Licensed Product.

8.6 Without limiting in any way Bishop's remedies elsewhere contained in this Agreement, Licensee must pay Bishop interest on all overdue payments due to Bishop under this Agreement at the Indicator Lending Rate of Interest (or its successor as the base rate of interest charged on loans in excess of $100,000) from time to time charged by Westpac Banking Corporation, plus three percent (3%) per annum, calculated on daily rests from and including the due date to and including the date of payment. The payment of such interest shall not replace any of Bishop's other rights under this Agreement or at law resulting from Licensee's default by failure to pay any amount due.


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8.7  Licensee  shall at all times  during the life of this  Agreement  and for 3 years after its expiration or termination:

     8.7.1 keep and preserve full and proper, accurate and up-to-date records which contain complete data from which amounts due to Bishop under this Agreement can be readily calculated;

     8.7.2     permit,    upon   reasonable    notice,   any   duly   authorised
               representative of Bishop to have access to all relevant records of Licensee;

     8.7.3 supply to such representatives upon request all information and explanations required by them to verify the reports provided under Clause 8.4 and the amounts due to Bishop under this Agreement; and

     8.7.4 permit such representatives to take copies of and extracts from the Licensee's records for the purposes of verification.

8.8 Bishop will treat as confidential all and any information obtained by Bishop or its representatives from Licensee under Clause 8.7 and will not disclose any such information to its other licensees.

8.9 Bishop may from time to time appoint an external auditor to audit the accounts and records of Licensee and/or the reports provided by Licensee pursuant to Clause 8.4, and Licensee shall in the event of such appointment make available or cause to be made available to such external auditor all its accounts and records and shall provide or cause to be provided all such information and explanations as such auditor shall require. The costs of such audit shall be borne by Bishop unless the audit reveals the Licensee's records or accounts or reports are inaccurate or in error to the extent of 2% or more of the royalties or other amounts payable to Bishop, for the period covered by such audit, in which case the auditor's fees and expenses shall be paid by the Licensee.

8.10 If Bishop determines that the amounts payable to it under this Agreement have been underpaid, Licensee must immediately pay that difference plus interest to Bishop.

8.11 If requested by Bishop, Licensee must pay on Bishop's behalf and deduct from the payments due to Bishop under this Agreement, the withholding tax, if any, imposed upon Bishop with respect to such payments by the country of the Licensee. Licensee shall provide Bishop with evidence proving payment of such withholding tax in the name of and on behalf of Bishop.

9.   SUB-LICENCES

9.1 Licensee may not sub-license any of its rights under this Agreement (whether to subcontractors or otherwise).

10.  DILIGENCE

10.1 Effective from the first anniversary of the Effective Date, Bishop may remove from this Agreement any Licensed Patent in respect of which Licensee has not commenced commercial production of Licensed Products or in respect of which Licensee has not manufactured Licensed Products in commercial quantities for at least 12 months.

10.2 Any removal under Clause 10.1 shall be conditional upon Bishop's giving Licensee 6 months' notice of its intention to remove the patents and will be effective immediately upon the expiration of the notice period.



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11.  INFRINGEMENTS & EXCLUSIONS

11.1 Each party shall notify the other immediately of any actual, suspected or anticipated infringement of the Trade Mark or any of the Licensed Patents or any misuse of the Confidential Information of which it becomes aware. The notification shall contain suggestions as to the damage or potential damage which either or both parties are then suffering or are likely to suffer from such an infringement or misuse.

11.2 Bishop may in its absolute discretion determine whether or not to take legal or other action against any third party for an actual or threatened or suspected infringement of the Trade Mark or any of the Licensed Patents or any misuse of the Confidential Information in the Licensed Manufacturing Territory or the Licensed Sales Territory, and if Bishop elects to take legal or other action Bishop:

     11.2.1    shall bear all costs of the action;

     11.2.2    shall have sole control over the form and conduct of such action;

     11.2.3 may settle, compromise or discontinue the action as it thinks fit;

     11.2.4 shall be entitled to any award of costs and/or damages made in relation to such action; and

     11.2.4 shall indemnify Licensee against any costs or damages for which Licensee may become liable as a result of the proceedings provided that Licensee has not authorised or contributed to the acts giving rise to the liability.

11.3 Licensee will give Bishop all authority, information and assistance requested by Bishop to assist it to initiate, litigate, settle or compromise any proceedings by Bishop in respect of any such infringement or misuse.

11.4 Licensee shall indemnify and hold Bishop harmless from any liability arising out of or related to any defects in design, materials or workmanship in Licensed Products manufactured by or for Licensee under this Agreement.

11.5 Licensee must promptly give written notice to Bishop of any actual or threatened infringement suit against Licensee or its customers which would affect the manufacture, use or sale of Licensed Products. Bishop shall make available to Licensee free of charge any and all information in its possession which Bishop believes will assist Licensee in defending or otherwise dealing with such suit.

11.6 Except as expressly set out in this Agreement, all conditions and warranties, express or implied, and whether as to the Licensed Patents, the Confidential Information, Licensed Products manufactured, sold or used under this Agreement, or otherwise, are hereby expressly negatived and excluded, and in no event shall Bishop be liable for any indirect, economic or consequential loss or damage.

11.7 Where the laws of any country or state in which this Agreement is effective implies into this Agreement any term, condition or warranty, and those laws avoid or prohibit provisions in a contract excluding or modifying them, then the term, condition or warranty shall be deemed to be included in this Agreement PROVIDED THAT Bishop's liability for a breach of any such term, condition or warranty, including any economic or consequential loss which Licensee may sustain, shall be limited to the maximum extent permitted by the law of that country or state.

12.  DURATION

12.1 This Agreement shall be deemed to have commenced on the Effective Date and unless terminated pursuant to Clause 13.1, will remain in force and effect for the period specified in Item 8 of the Schedule from the Effective Date.

13.  TERMINATION

13.1 Either party may terminate this Agreement and the licences hereby granted by written notice to the other if:-

     13.1.1 the other party breaches any of the provisions of this Agreement which is capable of being remedied and fails to rectify such breach within 14 days of being required in writing to do so;

     13.1.2 the other party commits a material breach of this Agreement which is not capable of being remedied within 14 days;

     13.1.3 an order is made or an effective resolution is passed for the winding up of the other party (other than for the purposes of a solvent reconstruction or amalgamation);

     13.1.4 a receiver or official manager of the other party's property or assets or any part thereof is appointed, or an official manager of the other party is appointed;

     13.1.5 the other party, without the prior written consent of the terminating party, makes an assignment for the benefit of its creditors or any of them or enters into any arrangement or composition with its creditors or any of them or threatens to do so; or

     13.1.6 the other party ceases to carry on its business or stops or suspends payment of its debts or threatens to do so.


13.2 Any termination of this Agreement shall be without prejudice to the rights of any party against any other party which may have accrued up to the date of such termination.

14.  POST TERMINATION/EXPIRATION

14.1 Expiration or termination of this Agreement shall not relieve Licensee of any obligation to pay to Bishop any royalties or other amount that had accrued prior to such expiration or termination.

14.2 The obligations set out in Clauses 3.3, 6.2 to 6.7 inclusive, 8.7, 11.1, 11.5, 13.2, 14.1, 14.3 to 14.5 inclusive, 15.1 to 15.4 inclusive and 16.1 to 16.8 inclusive of this Agreement shall survive the expiration or termination of this Agreement.

14.3 On the termination or expiration of this Agreement, the Licensee must:

     14.3.1 immediately deliver to Bishop an inventory listing all Licensed Products manufactured pursuant to the terms of this Agreement by the Licensee but as yet unsold, and to stop any manufacturing of the Licensed Products except for reasonable completion of work in progress as at the date of termination or expiration, which, subject to the payment of all royalties in respect thereof, may continue for up to a period of one year after termination;

     14.3.2 except to the extent necessary to enable it to complete any work in progress pursuant to Clause 14.3.1, immediately deliver up to Bishop all material (whether drawings, prototypes, or any other medium of storing or recording or embodying information) comprising or containing any of the Confidential Information, including any and all copies in whole or in part thereof and any material on which Licensee has recorded or stored in any form, the Confidential Information or any part of it;

     14.3.3 except as permitted in Clause 14.3.1, immediately cease to use any of the Licensed Patents and Confidential Information; and

     14.3.4 except as permitted in Clause 14.3.1, immediately cease using the Trade Mark and co-operate in the cancellation of any registration of Licensee as a user of the Trade Mark in the Licensed Manufacturing Territory or the Licensed Sales Territory, and shall execute all documents and do all things as may be necessary or desirable in connection with such cancellation.

14.4 During the period of one year after the termination or expiration of this Agreement, Licensee may, subject to its paying royalty payments and reporting to Bishop as required under the terms of this Agreement, dispose of Licensed Products which it had on hand prior to termination or expiration or manufactured as part of work in progress completed pursuant to Clause 14.3.1, provided that Clauses 8.1 to 8.11 inclusive shall continue to apply in respect of all such sales.

14.5 Upon the completion of work in progress as referred to in Clause 14.3.1 or the expiration of the period of one year after the termination or expiration of this Agreement (whichever is the earlier), Licensee shall immediately:

     14.5.1 cease to use any of the Licensed Patents and Confidential Information and Trade Marks and deliver up to Bishop all material (whether drawings, prototypes, or any other medium of storing or recording or embodying information) comprising or containing any of the Confidential Information retained by it for the purpose of completing the work in progress including any and all copies in whole or in part thereof and any material on which Licensee has recorded or stored in any form the Confidential Information or any part of it;

    14.5.2 deliver up to Bishop all material (whether drawings, prototypes, or any other medium of storing or recording or embodying information) comprising or containing any of the Confidential Information, including any and all copies in whole or in part thereof and any material on which Licensee has recorded or stored in any form, the Confidential Information or any part of it.

15.  DISPUTE RESOLUTION

15.1 The parties agree that if any dispute arises between them in relation to this Agreement they will use their best endeavours to resolve that dispute in a spirit of good faith and on a commercially realistic basis by mutual negotiation or by mediation prior to commencing litigious proceedings.

15.2 Any mediator shall be an independent person chosen by the parties or, at their request, by the Australian Commercial Disputes Centre. Each party shall bear its own costs. The costs of the mediator shall be borne by the parties equally.

15.3 If the parties fail to resolve any dispute, controversy or claim by way of mutual negotiation or by mediation:

     15.3.1 Such dispute, controversy or claim shall be referred to and finally determined by arbitration in accordance with the WIPO Arbitration Rules;

     15.3.2    The arbitral tribunal shall consist of a sole arbitrator;

     15.3.3    The place of arbitration shall be Sydney, Australia.;

     15.3.4 The language to be used in the arbitral proceedings shall be English;

     15.3.5    Each  of  the  parties  may   disclose   the   existence  of  the
               arbitration, and the award need not be treated as confidential by the parties;

     15.3.6 The arbitration agreement constituted by this clause shall be governed by and construed in accordance with the law for the time being and from time to time in force in New South Wales, Australia.

15.4 Notwithstanding Clause 15.3, Licensee acknowledges and agrees that:

     15.4.1 1 an alleged breach by Licensee of any of Clauses 6.2 to 6.7 inclusive will constitute exceptional circumstances entitling Bishop to obtain injunctions and other interim or conservatory measures;

     15.4.2 an alleged infringement by Licensee of any of Bishop's patents or copyright will entitle Bishop to obtain injunctions and other interim and/or final relief.

16.  GENERAL

16.1 This Agreement is governed by and must be construed in accordance with the laws of New South Wales, Australia. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Courts of New South Wales and all Courts competent to hear appeals from any of those Courts.

16.2 All communications whether written or oral in respect of this Agreement shall be in English.

16.3 Failure of either party to insist upon the strict performance of any provisions hereof or to exercise any right or remedy shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default; the election by any party of any particular right or remedy shall not be deemed to exclude any other; and all rights and remedies of all parties shall be cumulative.

16.4 If any provision of this Agreement is void, voidable, illegal or unenforceable in any state, province or country in which this Agreement is intended to be effective, or if this Agreement would, if a particular provision were not omitted, be so void, voidable, illegal or unenforceable, then:

     16.4.1 if the offending provision can be read down so as to make it valid and enforceable without materially changing its effect, it must be read down, in so far as it applies in that state, province or country, to the extent necessary to achieve that result;

     16.4.2 otherwise, that provision shall be severed from this Agreement in so far as it applies in that state, province or country, and this Agreement shall be read and construed and shall take effect for all purposes in that state, province or country as if that provision were not contained in this Agreement, but without in any way affecting the effectiveness, validity, legality or enforceability of the remaining provisions of this Agreement.

16.5 Licensee may not assign the benefit of or any of its rights or obligations under this Agreement without the prior written consent of Bishop which may be granted or withheld in the absolute discretion of Bishop and which if granted may be granted subject to such terms and conditions as Bishop may prescribe.

     Licensee will be deemed to have assigned its rights and obligations under this Agreement if:

     16.5.1 any body corporate or any related bodies corporate not holding, or not holding between them, as at the date of this Agreement, more than 50% of the issued capital or voting rights of the Licensee, acquires or acquire between them so much of the issued capital or voting rights of the Licensee as, when added to the issued capital or voting rights (if any) previously held by such body corporate or related bodies corporate, represent in the aggregate more than 50% of the issued capital or voting rights of the Licensee;

     16.5.2 any body corporate or any related bodies not controlling or not controlling between them, as at the date of this Agreement, the composition of the Licensee's board of directors, gains control of the Licensee's board of directors; or

     16.5.3 either of the changes referred to in 16.5.1 or 16.5.2 occur in any holding company of the Licensee.

               Without limiting the circumstances in which a body corporate is to be taken to control the composition of the Licensee's board of directors, a body corporate will be deemed to have such control if it has the power to appoint or remove all, or a majority, of the directors of the Licensee.

16.6 This Agreement embodies the entire understanding and agreement between the parties as to the subject matter of this Agreement.

16.7 This Agreement may only be varied by the written agreement of the parties.

16.8 This Agreement may consist of a number of counterparts, and if so the counterparts taken together constitute one and the same instrument.

16.9 Any notice or demand under or relating to this Agreement shall be sufficiently served if given or made by facsimile or pre-paid registered airmail letter to the party to be served at the following addresses and to the attention of the following employees, or at such other address and/or to the attention of such other employee as may from time to time be notified in writing by such party to the other party, and such notice or demand shall be deemed to have been delivered at the time of dispatch in the case of a notice or demand sent by facsimile (provided the sender shall have received a facsimile transmission report which indicates that the facsimile was sent in its entirety to the facsimile number of the addressee) or on the third day after posting in the case of a notice or demand so sent by post:

                       Bishop Steering Technology Limited

                     Postal address:      10 Waterloo Road
                                          North Ryde, NSW 2113
                                          Australia

                     Facsimile:           61  2  9878 6373

                     Attention:           Bernd Failenschmid



                       JINGZHOU HENGLONG AUTOMOTIVE PARTS

                     Postal address:      Henglong Road
                                          Yuqiao Exploration District
                                          Jingzhou, Hubei Province, China

                     Facsimile:           [Insert fax number]

                     Attention:           [Insert contact name]


                                    SCHEDULE



Item 1

Effective Date: 31 October 2001



Item 2

Part 1

Licensed Manufacturing Territory: People Republic of China

Part 2

Licensed Sales Territory: People Republic of China

Item 3

DESCRIPTION                   Country          Filing Date   Appl'n No.      Patent No.    Exp. Date

LINEAR LOW NOISE VALVE        Australia         15/01/93     33387/93          659917       15/01/13
LINEAR LOW NOISE VALVE        China             15/01/93     93101711.4      93101711.4     15/01/13
LINEAR LOW NOISE VALVE        Australian Prov   16/01/92     PL0446                         16/01/93
LINEAR LOW NOISE VALVE        PCT               15/01/93     PCT/AU93/00015
NEW DIE HEAD                  Australia         3/10/85      48263/85          556773        3/10/05
NEW DIE HEAD                  China             2/10/85      85108459            2177        2/10/00
NEW DIE HEAD                  Australian Prov   4/10/84      PG7491
NEW ROLL-IMPRINTING MACHINE   Australia         3/10/85      52114/86          566086        3/10/05
NEW ROLL-IMPRINTING MACHINE   Australian Prov   4/10/84      PG7491



Item 4

Labour Rate: A$150.00 per hour


Item 5

Royalty: to be agreed


Item 6

--------------------- ------------------ ------------------ -------------------
YEAR 1                YEAR 2             YEAR 3             YEAR 4~10
--------------------- ------------------ ------------------ -------------------
A$270,000.00          A$270,000.00       A$150,000.00       A$150,000.00
--------------------- ------------------ ------------------ -------------------


Item 7

The labour rate specified in Item 4 and the royalty rates in Items 5 (in each case as increased by previous applications of this Item 7) will be increased by 5% upon or as soon as practicable after, but in either case with effect on and from, each and every anniversary of the Effective Date.



Item 8

Term: 10 years

EXECUTED AS AN AGREEMENT



Signed for and on behalf of Bishop Steering Technology Limited in the presence of:





                                             -----------------------------------
                                             Signature of authorised person



-----------------------------------          -----------------------------------
Signature of witness                         Office held



-----------------------------------          -----------------------------------
Name of witness (print)                      Name of authorised person (print)





Signed  for and on behalf of  [Insert
full company  name of  Licensee]  in
the presence of:

                                             -----------------------------------

                                             Signature of authorised person



-----------------------------------          -----------------------------------
Signature of witness                         Office held



-----------------------------------          -----------------------------------
Name of witness (print)                      Name of authorised person (print)